UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 10, 2018

Commission File Number 000-53230

PEPTIDE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0479983
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

5348 Vegas Drive #177 Las Vegas, NV 89108
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (702) 948-8893

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

As included in the Corporate Form 10-Q filed February 8, 2018, this will confirm that effective November 7, 2017, Dennis Cox, who served as President and a Director of Peptide Technologies, Inc., has resigned as President. Mr. Cox will remain as a Director.

Appointment of Board Members and Officer

As also included in the Corporate Form 10-Q filed February 8, 2018, this will confirm that on November 7, 2017, Byron Striloff was appointed to serve as President of Peptide Technologies, Inc.. Mr. Byron Striloff spent 35 years as a senior investment advisor in the areas of personal and corporate investment management, tax planning, venture capital, insurance, and estate planning. He was a producing branch manager and has held senior management and directorship positions for various national investment dealers. His most recent account executive position as a senior personal and corporate investment advisor from 2012 through January 2016 was with CIBC Wood Gundy. He is also presently a Director of Nationwide Self Storage and a Trustee for Valhalla Diamond Trust.

His primary area of specialization is the development of financial strategies that optimize investment performance from long-term trends, tax minimization, and wealth creation for individuals and businesses. He is also a master qualified member of the Dent Foundation and frequently speaks at public seminars on demographic economic forecasting.

In  consideration  for accepting the appointment as a President for the Company,  five million  (5,000,000)  fully  vested  shares of the  Company's restricted common stock shall be issued to Byron Striloff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEPTIDE TECHNOLOGIES, INC.

By:

/s/ Baxter Koehn
Chairman of the Board

Date:  April 10, 2018